UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     The ATM Equity OfferingSM Sales Agreement and the Third Amended and Restated Distribution Agreement referenced in this Form 8-K are being filed solely as a result of the filing of UDR, Inc.’s shelf registration statement on Form S-3 on September 1, 2011. These agreements replace or amend the previously filed agreements for our ATM Equity Offering SM and our Medium-Term Note programs, and no material changes have been made to the agreements for those programs.
ATM Equity OfferingSM Sales Agreement
     On September 1, 2011, UDR, Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (the “Initial Agents”). The Sales Agreement relates to ATM Equity OfferingSM Program that the Company previously announced on March 31, 2011. The Company entered into the Sales Agreement in connection with the filing of the Company’s shelf registration statement on Form S-3 (Registration No. 333-176616), which became effective upon filing with the Securities and Exchange Commission on September 1, 2011 (the “Shelf Registration Statement”).
     Under the terms of the Sales Agreement, the Company may sell up to 20,000,000 shares of its common stock, from time to time, to or through the Initial Agents and any additional agents appointed under the Sales Agreement from time to time by the Company, acting as sales agents (together, the “Agents”). (As of September 1, 2011, 9,199,657 shares are available for sale under the Sales Agreement.) Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at prevailing market prices at the time of sale, or as otherwise agreed with the applicable Agent. The Company will pay each Agent compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Agent, as sales agent, under the Sales Agreement.
     The Company is not obligated to sell and the Agents are not obligated to buy or sell any shares under the Sales Agreement. No assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place. The shares will be offered pursuant to the Company’s Shelf Registration Statement.
     A copy of the Sales Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.
     ATM Equity Offering is a service mark of Merrill Lynch & Co., Inc.
Item 8.01. Other Events.
Third Amended and Restated Distribution Agreement
     On September 1, 2011, the Company and United Dominion Realty, L.P., as guarantor (the “Guarantor”), entered into a Third Amended and Restated Distribution Agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Agents”), with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue, Fully and Unconditionally Guaranteed by the Guarantor (the “Notes”). The Company entered into the Third Amended and Restated Distribution Agreement in connection with the filing of the Company’s Shelf Registration Statement on September 1, 2011.
     The Notes are to be issued pursuant to an Indenture, dated November 1, 1995 (the “Indenture”), between the Company and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly known as First Union National Bank of Virginia), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 3, 2011 (the “First Supplemental Indenture”) among the Company, the Guarantor and the Trustee, and as further amended, supplemented or modified from time to time. The Guarantor will fully and unconditionally guarantee payment in full to the holders of the Notes (the “Guarantee”) pursuant to (1) the Guaranty, dated as of September 30, 2010, of United Dominion Realty, L.P. with respect to the Indenture, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 30, 2010, and (2) the First Supplemental Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 4, 2011. The Third Amended and Restated Distribution Agreement dated September 1, 2011 is attached hereto as Exhibit 1.2 and is incorporated by reference herein. The foregoing description of the material terms of the Third Amended and Restated Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.2.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	ATM Equity OfferingSM Sales Agreement dated September 1, 2011.

1.2	Third Amended and Restated Distribution Agreement dated September 1, 2011.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: September 1, 2011	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	ATM Equity OfferingSM Sales Agreement dated September 1, 2011.

1.2	Third Amended and Restated Distribution Agreement dated September 1, 2011.